UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Section 5.07 Submission of Matters to a Vote of Security Holders.

On May 4, 2010, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois.

W. Bruce Johnson, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese, Emily Scott and Thomas J. Tisch were elected to the Board of Directors for one-year terms expiring at the 2011 annual meeting of stockholders. The stockholders also ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. The votes on these matters were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-Vote
W. Bruce Johnson	103,083,537	324,563	4,176,652
William C. Kunkler, III	103,058,741	349,359	4,176,652
Edward S. Lampert	103,017,284	390,816	4,176,652
Steven T. Mnuchin	102,521,492	886,608	4,176,652
Ann N. Reese	100,560,394	2,847,706	4,176,652
Emily Scott	103,047,803	360,297	4,176,652
Thomas J. Tisch	103,092,650	315,450	4,176,652

2. Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010

For	Against	Abstain
107,305,278	212,100	67,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
William K. Phelan
Senior Vice President and Controller

Date: May 7, 2010